PROXY PROXY

INVESTMENT MANAGERS SERIES TRUST

SPECIAL MEETING OF SHAREHOLDERS TO BE HELD NOVEMBER 12, 2020
2220 E. ROUTE 66, GLENDORA CALIFORNIA 91740

FUND NAME

The undersigned holder of shares of beneficial interest of the above-referenced Fund (the "Fund"), hereby revokes any previous proxy and appoints [ ] and [ ] , and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders (the "Special Meeting") of the above-mentioned Fund to be held on November 12, 2020 at 10:00 a.m., Pacific Time, at the offices of Mutual Fund Administration, LLC, 2220 E. Route 66, Glendora California 91740, and at any or all adjournments or postponements thereof, and to vote all shares of beneficial interest of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES. THIS PROXY CARD WILL BE VOTED AS INSTRUCTED. IF NO SPECIFICATION IS MADE AND THE PROXY CARD IS EXECUTED, THE PROXY CARD WILL BE VOTED "FOR" THE PROPOSALS SET FORTH ON THE REVERSE. THE PROXIES ARE AUTHORIZED, IN THEIR DISCRETION, TO VOTE UPON SUCH MATTERS AS MAY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS.

Receipt of Notice of Meeting and Proxy Statement is hereby acknowledged.

CONTROL #:

SHARES:

Note: Please date and sign exactly as the name appears on this proxy card. When shares are held by joint owners/tenants, at least one holder should sign. When signing in a fiduciary capacity, such as executor, administrator, trustee, attorney, guardian etc., please so indicate. Corporate and partnership proxies should be signed by an authorized person.

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Signature(s) (Title(s), if applicable)

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Date

PLEASE VOTE VIA THE INTERNET OR TELEPHONE OR MARK, SIGN, DATE AND RETURN THIS PROXY USING THE ENCLOSED ENVELOPE

CONTINUED ON THE REVERSE SIDE

EVERY SHAREHOLDER'S VOTE IS IMPORTANT!
VOTE THIS PROXY CARD TODAY!

THERE ARE 3 EASY WAYS TO VOTE YOUR PROXY:

1. **By Phone:** Call Okapi Partners toll-free at: **(877) 629-6355** to vote with a live proxy services representative. Representatives are available to take your vote or to answer any questions Monday through Friday 9:00 AM to 9:00 PM (EST)

OR

2. **By Internet:** Refer to your proxy card for the control number and go to: **WWW.OKAPIVOTE.COM/361Capital2020** and follow the simple on-screen instructions.

OR

3. **By Mail:** Sign, Date, and Return this proxy card using the enclosed postage-paid envelope.

If possible, please utilize option 1 or 2 to ensure that your vote is received and registered in time for the meeting on November 12, 2020

THE BOARD OF TRUSTEES RECOMMENDS A VOTE "FOR" ALL PROPOSALS BELOW

		FOR	AGAINST	ABSTAIN
1.	Approval of an Agreement and Plan of Reorganization providing for (i) the transfer of all of the assets of the Acquired Fund to the Acquiring Fund, in exchange for (a) shares of the Acquiring Fund with an aggregate net asset value ("NAV") per class equal to the aggregate NAV of the corresponding class of shares of the Acquired Fund, and (b) the Acquiring Fund's assumption of all of the liabilities of the Acquired Fund, followed by (ii) the liquidating distribution by the Acquired Fund to its shareholders of the shares of the Acquiring Fund received in the exchange in proportion, on a class by class basis, to the respective shareholders' respective holdings of shares of the Acquired Fund;	☐	☐	☐
2.	The appointment of 361 Capital, LLC as investment advisor to the respective Fund's wholly-owned and controlled subsidiary formed under the laws of the British Virgin Islands (each, a "Subsidiary");	☐	☐	☐
3.	The appointment of Revolution Capital Management LLC as trading advisor for the respective Fund and the respective Fund's Subsidiary; and	☐	☐	☐
4.	The use of a "manager of managers" arrangement to allow 361 Capital, LLC and the Board of Trustees of the Trust to replace the respective Fund's and its Subsidiary's sub-advisors in the future without a shareholder meeting;	☐	☐	☐
	The transaction of such other business as may properly come before the Special Meeting or any continuations after an adjournment thereof.	☐	☐	☐

PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE UPPER PORTION IN THE ENCLOSED ENVELOPE.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

You may have received more than one proxy card due to multiple investments in the Funds.
PLEASE REMEMBER TO VOTE ALL OF YOUR PROXY CARDS!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THIS SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 12, 2020

THE PROXY STATEMENT AND THE NOTICE OF COMBINED SPECIAL MEETING OF SHAREHOLDERS FOR THIS MEETING ARE AVAILABLE AT: WWW.OKAPIVOTE.COM//361Capital